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                                                                    EXHIBIT 23.2


June 11, 2001


                       Consent of Independent Accountants


         We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 of Stone Container Corporation of our report dated January 24, 2000, except as to Note
10b), which is as of February 25, 2000, and Note 20 which is as of February 23, 2000, relating to the consolidated financial statements of St. Laurent Paperboard Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Canada